Exhibit 99.1

HEARTWARE INTERNATIONAL RECEIVES APPROVAL FROM THE
THERAPEUTIC GOODS ADMINISTRATION (TGA) IN AUSTRALIA

Sydney, Australia, and Framingham, Mass. March 24, 2011 - HeartWare International, Inc. (ASX: HIN; NASDAQ: HTWR), a leading innovator of less invasive, miniaturized circulatory support technologies that are revolutionizing the treatment of advanced heart failure, today announced that the Therapeutic Goods Administration (TGA) in Australia, has approved the HeartWare® Ventricular Assist System for listing on the Australian Register of Therapeutic Goods (ARTG).

“As we seek to expand the global commercial markets for our miniaturized circulatory support device, this milestone has special meaning for HeartWare,” explained Doug Godshall, President and Chief Executive Officer. “Royal Perth Hospital and St. Vincent’s Hospital in Australia are two of our five initial clinical sites, we first listed HeartWare shares on the Australian Securities Exchange, and the clinical and financial communities within Australia have strongly supported our growth for many years.”

Today, more than 900 advanced heart failure patients globally have received the HVAD® pump. HeartWare received CE Marking in 2009 in the European Union, and in late December 2010, filed a Pre-Market Approval (PMA) application in the United States with the Food and Drug Administration. In 2010, HeartWare generated revenues of $55 million, two-thirds of which were derived from international markets, compared with $24 million in 2009 revenues.

About HeartWare International
HeartWare International develops and manufactures miniaturized implantable heart pumps, or ventricular assist devices, to treat Class IIIB / IV patients suffering from advanced heart failure. The HeartWare® Ventricular Assist System features the HVAD® pump, a small full-output circulatory support device (up to 10L/min flow) designed to be implanted next to the heart, avoiding the abdominal surgery generally required to implant competing devices. HeartWare has received CE Marking for the HeartWare System in the European Union and TGA approval in Australia. The device is currently the subject of United States clinical trials for two indications: bridge-to-transplant under a continued access protocol and destination therapy. For additional information, please visit www.heartware.com.

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HeartWare International, Inc. is a member of the Russell 2000® and its securities are publicly traded on The NASDAQ Stock Market and the Australian Securities Exchange.

HEARTWARE, HVAD, MVAD and HeartWare logos are registered trademarks of HeartWare, Inc.

Forward-Looking Statements
This announcement contains forward-looking statements that are based on management’s beliefs, assumptions and expectations and on information currently available to management. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements, including without limitation our expectations with respect to the timing and progress of, and presentation of data related to, clinical trials, expected timing of FDA regulatory filings, FDA acceptance of our filings and research and development activities. Management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on forward-looking statements because they speak only as of the date when made. HeartWare does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. HeartWare may not actually achieve the plans, projections or expectations disclosed in forward-looking statements, and actual results, developments or events could differ materially from those disclosed in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including without limitation, the possibility the FDA does not accept our PMA application or approve the marketing of the HeartWare® Ventricular Assist System in the U.S., and those described in “Item 1A. Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission. We may update our risk factors from time to time in “Part II, Item 1A ”Risk Factors” in our Quarterly Reports on Form 10-Q, Form 8-K, or other current reports, as filed with the Securities and Exchange Commission.

For further information:
Christopher Taylor
HeartWare International, Inc.
Email: ctaylor@heartwareinc.com
Phone: +1 508 739 0864

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